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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Information Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Allmerica Financial Corporation of our report dated February 3, 1997, except as to Note 1, which is as of February 19, 1997, and Note 2, which is as of April 14, 1997, which appears on the Allmerica Financial Corporation Annual Report on Form 10-K/A for the year ended December 31, 1996; and our report dated February 3, 1997, except as to Notes 1 and 2, which are as of February 19, 1997, which appears on the Allmerica Property & Casualty Companies, Inc. Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on the Allmerica Financial Corporation Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Information" in such Information Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Consolidated Financial Data".

                                          /s/ Price Waterhouse LLP

                                          Price Waterhouse LLP

Boston, Massachusetts
June 11, 1997